                                                                Exhibit 10.17(d)

                            Dated 27th November 2000

                              CEPHALON (UK) LIMITED

                                     - and -

                       NOVARTIS PHARMACEUTICALS UK LIMITED

                ------------------------------------------------

                             DISTRIBUTION AGREEMENT

                ------------------------------------------------

                               CMS Cameron McKenna
                                   Mitre House
                              160 Aldersgate Street
                                 London EC1A 4DD

                               T+44(0)20 7367 3000
                               F+44(0)20 7367 2000

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.
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THIS AGREEMENT is made the 27th day of November 2000

BETWEEN:

(1) CEPHALON (UK) LIMITED (Registered no 3207745) a company incorporated in England and Wales whose registered office is at 11/13 Frederick Sangers Road, Surrey Research Park, Guildford, Surrey GU2 5YD ("Cephalon"); and

(2) NOVARTIS PHARMACEUTICALS UK LIMITED ( Registered no 119006), a company incorporated in England and Wales whose registered office is at Frimley Business Park, Frimley, Camberley, Surrey GU16 7SR ("Novartis").

WHEREAS:

      Cephalon wishes to appoint Novartis to distribute and sell Products (as hereinafter defined) in the Territory (as hereinafter defined) and Novartis wishes to accept such appointment on the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.    Interpretation

1.1 Unless the context otherwise requires the following definitions shall apply throughout this Agreement:

      "Adverse Reaction" means a response to a substance that is noxious and unintended and which occurs at doses normally used in man for prophylaxis, diagnosis and therapy;

      "Affiliate" means any company, partnership or other entity which directly or indirectly Controls, is Controlled by or is under common Control with the Party in question including as a Subsidiary or Holding Company;

      "Agreement" means this agreement including the Schedules hereto as may be varied from time to time in accordance with the provisions of this agreement;


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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.
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      "Commencement Date" means 1 January 2001;

      "Control" means the ownership (direct or indirect) of more than 50% of the issued share capital, or the legal power to direct or cause the direction of the general management and policies of the Party in question and "Controlled" and "Controller" shall be construed accordingly;

      "End Users" means customers who are not reselling the Products to third parties;

      "Force Majeure" means in relation to any Party any event or circumstance which is beyond the reasonable control of that Party which event that Party could not reasonably be expected to have taken into account at the date of this Agreement including acts of God, war, riot, civil commotion, any overriding emergency, fire, flood, storm and industrial dispute (other than industrial dispute affecting only the employees of the Party suffering the event of force majeure or any of its agents or subcontractors);

      "Good Distribution Practice" or "GDP" means the regulatory standards and principles and guidelines of good distribution practice as in force from time to time relating to the warehousing, storage and physical distribution of medicinal products established by the applicable Governmental or Regulatory Authority including, without limitation, the Guidelines on Good Distribution Practice of Medicinal Products for Human Use published by the European Commission, as the same may be amended from time to time;

      "Good Manufacturing Practice" or "GMP" means the regulatory standards and principles and guidelines of good manufacturing practice as in effect from time to time relating to the manufacture of medicinal products including, without limitation, standards for equipment, facilities, production and quality control established by the applicable Governmental or Regulatory Authority;

      "Governmental or Regulatory Authority" means any local or national agency, authority, department, court, tribunal, arbitrator, inspectorate, minister, ministry official or public or statutory person (whether autonomous or not) of, or of any


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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.
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      government of, any country having jurisdiction over this Agreement or any of the Parties or in respect of the regulation of medicinal products in the Territory including the European Commission and the European Court of Justice;

      "Insolvency Event" in relation to any Party, means any one of the following:

      (a) a notice shall have been issued to convene a meeting for the purpose of passing a resolution to wind up that Party or such a resolution shall have been passed other than a resolution for the solvent reconstruction or reorganisation of that Party; or

      (b) a resolution (other than a resolution for the solvent reconstruction or reorganisation of a Party) shall have been passed by that Party's directors to seek a winding up or administration order or a petition for a winding up or administration order shall have been presented against that Party or such an order shall have been made; or

      (c) a receiver, administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed in respect of that Party or over a substantial part of its assets or any third party takes steps to appoint such an officer in respect of that Party or an encumbrancer takes steps to enforce or enforces its security; or

      (d) a proposal for a voluntary arrangement shall have been made in relation to that Party under Part I Insolvency Act 1986; or

      (e) a step or event shall have been taken or arisen outside the Territory which is similar or analogous to any of the steps or events listed at (a) to (d) above; or

      (f) that Party suspends or threatens to suspend making payments to all or some of that Party's creditors or the Party submits to any type of voluntary arrangement; or


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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.
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      (g)   where that Party is resident in the Territory it is deemed to be unable to pay its debts within the meaning of Section 123 Insolvency Act 1986;

      "Managed Services Agreement" means the Managed Services Agreement of even date entered into between the Parties;

      "Party" means Cephalon or Novartis (or their respective successors) and "Parties" shall mean both of them;

      "Product" means the Product listed in the Schedule together with such additions as the Parties may agree in writing from time to time;

      "Product Licence" means the authorisation for the sale and marketing of a Product in the Territory granted by a Governmental or Regulatory Authority as may be varied from time to time by Cephalon or Novartis as the case may be;

      "Rights" means all or any copyright, design right, trademarks, trade names, patents, know-how, trade secrets and other intellectual property or other proprietary rights in respect of or relating to the Products which may at any time subsist throughout all or any part of the world (whether registered or otherwise) including without limitation the Trademark, and all extensions and renewals thereof;

      "Sale" means the transfer of title in the Products for consideration; and "sell" and "selling" shall be construed accordingly;

      "SKU" means a single stock keeping unit of Product;

      "Specification" means the specification for a Product set out in the Product Licence;

      "Supply Price" means the price for each SKU as set out in Schedule 1A;

      "Term" means the period of ten years from the Commencement Date;


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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.
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      "Territory" means the United Kingdom together with the Republic of Ireland or as may be agreed between the parties from time to time;

      "Trademark" means the registered trademark for the Product set out in the Schedule;

      "Working Day" means a day other than a Saturday, Sunday, bank or other public holiday in England and Wales;

1.2   In this Agreement:-

      1.2.1 unless the context otherwise requires all references to a particular Clause, Schedule or paragraph shall be a reference to that Clause, Schedule or paragraph, in or to this Agreement as it may be amended from time to time pursuant to this Agreement;

      1.2.2 the table of contents and headings are inserted for convenience only and shall be ignored in construing this Agreement;

      1.2.3 unless the contrary intention appears words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

      1.2.4 unless the contrary intention appears words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association (incorporated or unincorporated), organisation or other entity, in each case whether or not having separate legal personality;

      1.2.5 reference to any statute or regulation includes any modification or re-enactment of that statute or regulation; and

      1.2.6 reference to the words "include" or "including" are to be construed without limitation to the generality of the preceding words.


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confidential treatment that has been filed with the Commission. The omitted
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2.    Appointment and Term

2.1 Cephalon hereby appoints Novartis with effect from the Commencement Date as its distributor of the Product in the Territory on and subject to the terms and conditions of this Agreement. For the avoidance of doubt Cephalon reserves the right to distribute the Product in all territories outside the Territory.

2.2 This Agreement shall commence on the Commencement Date and continue for the Term or until terminated by mutual agreement between the Parties, provided that the provisions of Clause 2.3 and 3.13 shall expire on the fifth anniversary of the Commencement Date unless renewed by specific agreement between the Parties.

2.3 Cephalon will not appoint in the Territory any other distributor or reseller of the Product nor will it directly supply for its own account the Product to distributors, resellers or End Users located within the Territory.

3.    General Undertakings by Novartis

3.1 Novartis shall perform its obligations hereunder as principal. Except as provided in this Agreement, it shall not otherwise dispose of the Product within the Territory, and shall not sell the Product within the Territory on behalf of, or in the name of, Cephalon.

3.2 Novartis agrees that the only remuneration it shall receive directly as a result of distributing the Product under this Agreement shall be any margin it receives on the resale of the Product. Novartis shall be responsible for obtaining payment in respect of all sales made of the Product in the Territory.

3.3 Novartis shall provide Cephalon at least twice weekly with an estimate of sales achieved and shipped.

3.4   Novartis shall not during the Term:


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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.
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            (a) actively canvass or solicit orders for the Product outside the
            Territory; or

            (b) open branches for the sale of the Product outside the Territory; or

            (c) maintain distribution depots for the Product outside the Territory.

3.5 Novartis shall not during the Term do anything which may prevent the sale, or interfere with the development of, sales of the Product in the Territory or which may adversely affect the quality of the Product.

3.6 Novartis shall sell and distribute the Product only in accordance with the Product Licence and all applicable laws, rules and regulations in the Territory.

3.7 Novartis shall maintain sufficient resources (either its own employees or through permitted subcontracts) to carry out its obligations hereunder in respect of the Product throughout the Territory and to perform in a timely and satisfactory manner Novartis' obligations under this Agreement.

3.8 Novartis agrees during the Term to comply with, and not to take any action which would be subject to penalty under, all laws, rules and regulations applicable to this Agreement in the Territory, and to conduct its business in accordance with all applicable ethical business practices and Good Distribution Practice.

3.9 Novartis shall obtain and maintain at its own cost and expense all necessary permissions, consents and licences to enable it to carry out its obligations hereunder in the Territory and to ensure the full and legal operation of this Agreement (other than the Product Licence).

3.10 Novartis shall keep Cephalon informed in writing in respect of any complaint, claim, demand or dispute concerning the Product.

3.11 Novartis shall advise Cephalon within 48 hours of any reported Adverse Reaction occurring in the Territory and reported to Novartis in respect of the Product. Cephalon shall have sole responsibility for reporting Adverse Reactions to the


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confidential treatment that has been filed with the Commission. The omitted
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      Medicines Control Agency and will conduct all communication relating to safety issues.

3.12 Novartis undertakes during the Term to store the Product in accordance with the terms of the Product Licence and GDP under conditions that will prevent deterioration of the Product and under any special conditions as may be notified to Novartis by Cephalon from time to time. Novartis agrees to allow Cephalon or its authorised representative to inspect the Product when in storage under the control of Novartis from time to time upon reasonable notice.

3.13 Novartis undertakes during the Term that it will not copy, produce, make, modify or manufacture or assist any other party to copy, produce, make or manufacture the Product or any part thereof for use, sale, or any other purpose whether inside or outside the Territory.

3.14 In the event of any Product recall, revocation of the Product Licence or any other event affecting the Product, Novartis shall:

      3.14.1   immediately cease all distribution of the Product;

      3.14.2 comply at Cephalon's cost with all Cephalon's reasonable instructions regarding collection of recalled Product, such collection to be at Cephalon's expense, unless such recall is caused by the acts or omission of Novartis, other than when Novartis is acting on Cephalon's instructions, provided however that Novartis shall use all reasonable endeavours to minimise such costs and expenses;

      3.14.3 provide such other assistance as may be reasonably requested by Cephalon.

4.    General Undertakings by Cephalon

4.1 Cephalon shall, and shall procure that its Affiliates shall, during the Term promptly refer to Novartis (or as Novartis shall direct) all enquiries it receives for the Product for sale or ultimate delivery within the Territory.


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4.2   Cephalon shall, and shall procure that its Affiliates shall, use all reasonable endeavours so far as permitted by law to safeguard the exclusive rights hereby granted to Novartis including the taking of such steps as may be available to prevent the infringement of any Rights it may have in respect of the Product within the Territory.

4.3 Cephalon shall supply the Product in accordance with Specification and in packaging which incorporates any information that may be required by the Product Licence, any Governmental or Regulatory Authority or any applicable law, rule or regulation from time to time.

4.4 Cephalon shall be responsible for reporting any Adverse Reactions relating to the Product to the health authorities in the Territory in accordance with the applicable legal requirements.

4.5 Cephalon shall provide Novartis with copies of the periodic safety update reports (if any) on Adverse Reactions and update requirements and recommendations as to the best use of the Product.

4.6 Cephalon shall be responsible for entering all Adverse Reactions to the Product into its global Adverse Reaction database. This information will be available for analysis and comment if required in relation to any emerging safety issue in relation to the Product.

4.7 Cephalon agrees to inform Novartis and keep it informed within 48 hours of notification of any action by, or notification or other information which it receives (directly or indirectly) from any Governmental or Regulatory Authority, which (a) raises any material concerns regarding the safety or efficacy of any Product, (b) which indicates or suggests a potential material liability for either Party to third parties arising in connection with the Product, or (c) which is reasonably, likely to lead to a recall of the Product, including in all cases, but not limited to:


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confidential treatment that has been filed with the Commission. The omitted
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      (i)   Governmental or Regulatory Authority inspections of manufacturing, distribution of other related facilities, in which the Product is manufactured, stored or otherwise present;

      (ii) receipt of a warning letter from any Governmental or Regulatory Authority relating to the Product; or

      (iii) on initiation of any Governmental or Regulatory Authority investigations, detention, seizure or injunction concerning the Product.

5.    Supply and Purchase of Product

5.1 Novartis shall purchase from Cephalon such amount of Product for sale in the Territory as shall be agreed from time to time, ready packaged from Cephalon or an Affiliate of Cephalon and shall not alter or amend the packaging of any Product so supplied. The minimum order quantity shall represent no less than three months' supply based on average sales during the previous two months.

5.2 All orders issued by Novartis to Cephalon for the Product shall be processed by Cephalon and delivered at Novartis' expense to the warehouse of Healthcare Logistics Limited at Iver, Buckinghamshire, or such other address as shall be stipulated by Novartis. Cephalon shall use all reasonable endeavours to ensure delivery of Product takes place on the delivery date specified in the order issued by Novartis.

5.3 Cephalon shall be entitled at any time during the Term to make such alterations to the Specification as it may reasonably think fit without giving Novartis prior notice of such alterations.

5.4 Without prejudice to the provisions of Clause 9. Novartis shall carefully examine all quantities of Product supplied by Cephalon on receipt thereof and notify Cephalon within 5 (five) Working Days in writing of any defects reasonably discoverable on careful examination. Cephalon shall replace or, at its option, refund the Supply Price paid for any such quantities found to be so defective but shall not


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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.
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      be under any other liability to Novartis in relation to such defects. If
      Cephalon does not receive a notice as referred to in this Clause, it shall be discharged from all liability (whether arising in negligence or otherwise) arising from such defects and such quantities shall be deemed to have been accepted by Novartis.

6.    Stock

      Novartis shall at all times during the Term carry a minimum of three (3) months' stock of the Product calculated by reference to the average sales of Product during the previous two months.

7.    Pricing and Payment

7.1 Novartis shall pay the Supply Price to Cephalon for all quantities of Product supplied to Novartis hereunder, within [**] of receipt of invoice in respect of batch orders of [**] supply or more and [**] where such orders [**] supply or more.

7.2 Payment for each order of Product made hereunder shall be made by telegraphic transfer to such bank account as Cephalon shall notify to Novartis from time to time.

7.3   The currency for all payments under Clause 7.2 shall be in(pound)sterling.

7.4 Risk on the Products shall pass to Novartis upon delivery. Title in the Products shall not pass to Novartis until Cephalon has received cleared funds in full payment of the Supply Price including, without limitation, VAT, if applicable.

7.5 If Novartis fails to pay the Supply Price for any Product supplied by Cephalon hereunder:

      7.5.1 within [**] as the case may be after the date of the invoice therefor Cephalon shall be entitled (without prejudice to any other right or remedy it may have) to charge Novartis interest on the price (which shall accrue from day to day after as well as before judgement) at the rate of [**] per


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              annum above National Westminster plc's base rate from time to time in force from the date the payment became due until actual payment is made, compounded monthly; and

      7.5.2 then after [**] from expiry of the relevant credit term as set out in clause 7.1 Cephalon shall be entitled (without prejudice to any other right or remedy it may have) to:

              (a) cancel or suspend any further delivery to Novartis under any order; and

              (b) sell or otherwise dispose of any Products which are the subject of any order by Novartis, whether or not appropriated thereto, and apply the proceeds of sale to the overdue payment.

7.6 All payments to be made by Novartis to Cephalon hereunder are exclusive of value added tax which shall be payable if applicable to do so in addition at the rate and in the manner for the time being prescribed by law.

8.    Marketing, Advertising and Promotion

      Cephalon shall carry out all marketing, advertising and promotion of the Product in the Territory in accordance with the Managed Services Agreement.

9.    Trademark and Rights

9.1 Without implying any warranty or undertaking on the part of Cephalon (other than as set out in Clause 10, the Trademark and all the Rights shall belong to and remain vested in Cephalon.

9.2 Novartis may use such of Cephalon's Rights as Cephalon from time to time authorises in writing and on and subject to such terms and conditions as Cephalon may require. Novartis shall:


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confidential treatment that has been filed with the Commission. The omitted
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      9.2.1   use the Trademark and the Rights exclusively in performing its duties under this Agreement; and

      9.2.2   not gain any title to the Trademark or the Rights; and

      9.2.3 not take any action which may prejudice or adversely affect the Trademark the Rights or Cephalon's title to and rights in them; and

      9.2.4 not use in relation to the Products any trademarks other than the Trademark without obtaining the prior written consent of Cephalon.

9.3 Novartis shall not use the Trademark or any of the Rights in connection with any other trademarks, logos, distinguishing marks or corporate names (including, without limitation, as part of any corporate, business or trading name or style of Novartis or any other person) without the prior written consent of Cephalon. In particular (but without limitation to the generality of the foregoing), Novartis shall not make any use of the Trademark such that confusion may arise between the Products bearing the Trademark and other products.

9.4 Novartis shall promptly notify Cephalon of any infringement of the Trademark or the Rights or Confidential Information in the Territory, and of any claim that the sale of the Products in the Territory infringes any person's rights, of which it may become aware and shall at the request and expense of Cephalon take such action in respect of such infringement or claim, as Cephalon may request.

9.5 The provisions of this Clause 9 shall remain in full force and effect after the expiry or termination of this Agreement for any reason.

10.   Warranties and Indemnity

10.1 Each party warrants to the other that it is entitled to enter into this Distribution Agreement and grant the Rights described herein.

10.2  Cephalon warrants to Novartis that:


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confidential treatment that has been filed with the Commission. The omitted
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      10.2.1  so far as it is aware the Sale of Products under the Trademark does not infringe the trademark rights or other Rights of any third party; and

      10.2.2 it shall supply Product which meets the Specification and which is manufactured in accordance with Good Manufacturing Practice and shall be responsible for creating and retaining manufacturing, analytical and distribution records, testing and releasing materials, undertaking product and quality controls, including in-process controls and all necessary stability studies, and analysis relating to the Product all in accordance with such Specification and Good Manufacturing Practice.

10.3 Save as is expressly stated in this Agreement no representation, condition or warranty whatsoever is made or given by or on behalf of either Party and all conditions and warranties implied by operation of law or otherwise are hereby expressly excluded.

10.4 If any claim against Novartis, its Affiliates, recognised distributors or agents (the "Indemnified Party") is brought by reason of the fact that any Product has caused illness, death or bodily injury, then unless such claim is a result of the gross negligence or misconduct of the Indemnified Party, Cephalon shall indemnify Novartis and its Affiliates for any and all liabilities, claims, damages and costs incurred or suffered by the other Novartis or its Affiliates or recognised distributors, and for any and all other liabilities, claims, damages and costs suffered by Novartis or its Affiliates, as a result of any associated Product recall, final packaging and similar costs associated with such Product. Such indemnity will include the reimbursement of the legal expenses reasonably incurred in contesting or defending such claim.

10.5 Novartis shall give Cephalon prompt written notice of any claim or threat of claim it receives with respect to any matter for which it or its Affiliates may be entitled to indemnification, and Cephalon shall thereafter defend or settle any such claim at its sole expense, and with counsel selected by the Cephalon and reasonably acceptable to the Indemnified Party. In the defence or settlement of any such claim, the Indemnified Party shall cooperate with and assist Cephalon to the extent


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      reasonably possible, but Cephalon shall bear and pay any and all expenses incurred by the Indemnified Party in providing such cooperation and assistance, either directly or upon request of the Indemnified Party who has incurred such expense. Failure to give notice shall not constitute a defence, in whole or in part, to any claim by the Indemnified Party hereunder except to the extent the rights of the indemnifying Party are materially prejudiced by such failure to give notice.

11.   Subcontractors

11.1 Novartis may subcontract the performance of some or all of its obligations hereunder to third parties, provided always that Novartis shall remain responsible for ensuring such obligations are complied with in accordance with the terms of this Agreement

11.2 If Cephalon shall be dissatisfied with the performance of services by Novartis' sub-contractors, the parties shall in good faith consider measures to address the causes of such dissatisfaction. If notwithstanding such measures (or if no measures are appropriate), Novartis will terminate the services of such subcontractor forthwith upon being required to do so by Cephalon and shall appoint a replacement sub-contractor nominated by Cephalon.

12.   Termination

12.1 Either party may terminate this Agreement on [**] written notice to the other if Control of the other or any of that Party's Controllers shall pass from the present shareholders or owners or Controllers to other persons.

12.2 Without prejudice to any right or remedy that either Party may have against the other for breach or non-performance of this Agreement, either Party shall have the right to terminate the Agreement immediately:

            (a) on the other party committing a breach of any of the provisions of any of the Agreement providing that (where the breach is capable of rectification) the Party in breach has been advised in writing of the


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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            breach and has not rectified in within 30 (thirty) days of receipt of such advice, or

            (b) if an Insolvency Event occurs in relation to the other Party.

12.3  Upon termination of this Agreement:

      12.3.1 Novartis shall continue to distribute the Product on the terms and conditions herein for a period of [**] or until such time as Cephalon has appointed an alternative distributor and that distributor is ready to commence the distribution of the Product. Thereafter, Novartis shall cease distributing the Product and shall at the request of Cephalon promptly return to Cephalon all documentation of any nature whatsoever and all Confidential Information in its possession or control relating to the Product or to Cephalon and to the activities of Novartis in relation to the Product or Cephalon (other than correspondence between Novartis and Cephalon which does not relate to technical matters); and

      12.3.2 Novartis shall transfer or procure the transfer of all stock of Product held by it or its subcontractor to Cephalon or to the replacement Distributor appointed under Clause 12.3.1 as Cephalon shall direct; and

      12.3.3 Novartis shall cease distributing and selling the Product and using the Trademark or any of the Rights and shall at the request of Cephalon promptly return to Cephalon all documentation of any nature whatsoever and all Confidential Information in its possession or control relating to the Product or to Cephalon (other than correspondence between Novartis and Cephalon which does not relate to technical matters); and

      12.3.4 Novartis shall (if so required by Cephalon) supply Cephalon with a list of Novartis' customers for the Product in the Territory; and

      12.3.5 All unshipped orders placed by Novartis with Cephalon even if previously accepted, shall be cancelled without liability to either Party; and

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      12.3.6 Cephalon shall repurchase the Product then owned by Novartis at a price equal to the Supply Price less (a) any sums owed by Novartis to Cephalon and (b) any sums attributable to any damage to Product caused by Novartis; and

      12.3.7 Novartis shall allow Cephalon access to the storage facilities of Novartis or its subcontractor to enable Cephalon or its representative to determine the state of the Product Cephalon will repurchase; and

      12.3.8 If, in the reasonable opinion of Cephalon or its representative, any of the Product owned by Novartis has become unsaleable, it shall be disposed of by Novartis in accordance with directions given by Cephalon, at Novartis' expense where the Product has become unsaleable as a result of its act or omission and otherwise at Cephalon's expense and in accordance with applicable law; and

      12.3.9 Novartis shall promptly pack and ship, to such destination as Cephalon may direct, Product which Cephalon has repurchased.

12.4 During the period of [**] prior to the termination of this Agreement Novartis shall allow any person notified by Cephalon as being the successor to Novartis for the distribution and sale of the Products in Territory to make himself known to Novartis' customers so as to be able to do business as Cephalon's distributor from the day after the expiry or earlier termination of this Agreement.

12.5 For the three months following termination of this Agreement, Novartis shall refer any customers to the distributor appointed to succeed it or to Cephalon's nearest other distributor or to Cephalon itself as Cephalon shall direct.

12.6 Termination of this Agreement shall not affect the accrued rights of the Parties arising in any way out of this Agreement as at the date of termination including without limitation the right to recover damages against the other and all provisions which are expressed to survive this Agreement shall remain in full force and effect.

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

13.   Force Majeure

13.1 If a Party (the "Non-Performing Party") is unable to carry out any of its obligations under this Agreement due to Force Majeure this Agreement shall remain in effect but:-

      13.1.1 the Non-Performing Party's relevant obligations under this Agreement; and

      13.1.2 the relevant obligations of the other Party ("the Innocent Party") under this Agreement, shall be suspended for a period equal to the circumstance of Force Majeure or 3 months whichever is the shorter provided that:-

              (a) the suspension of performance is of no greater scope than is required by the Force Majeure;

              (b) the Non-Performing Party gives the Innocent Party prompt notice describing the circumstance of Force Majeure, including the nature of the occurrence and its expected duration, and continues to furnish regular reports during the period of Force Majeure;

              (c) the Non-Performing Party uses all reasonable efforts to remedy its inability to perform and to mitigate the effects of the circumstance of Force Majeure; and

              (d) a soon as practicable after the event which constitutes Force Majeure the Parties discuss how best to continue their operations as far as possible in accordance with this Agreement.

14.   Notices

14.1 Any notice to be given in connection with this Agreement shall be in writing and shall be deemed duly served if delivered personally or sent by first class or recorded delivery post or by facsimile to the Company Secretary at the address of the Party concerned which is set out in this Agreement or as may be notified to the other

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      Party in accordance with the provisions of this Clause. Any notices which are sent by e-mail shall not be valid unless and until confirmed by personal delivery, first class or recorded delivery post or by facsimile.

14.2  Any such notice shall be deemed to be served:

      14.2.1  if delivered personally, on the day on which it is delivered;

      14.2.2  if sent by post, 5 Working Days after the time of posting;

      14.2.3 if sent by facsimile, on acknowledgement by the recipient's facsimile receiving equipment on a Working Day if the acknowledgement occurs before 1700 hours local time of the recipient and in any other case on the following Working Day.

15.   Relationship of Parties

15.1 This Agreement shall not operate so as to create any of the following relationships between the Parties:

      15.1.1  partnership;

      15.1.2  agency;

      15.1.3  joint venture; or

      15.1.4  employer/ employee.

15.2  This Agreement shall not permit or authorise either Party to:

      15.2.1  incur any expenses on behalf of the other Party;

      15.2.2 enter into any commitment or make any representation or warranty on behalf of the other Party;

      15.2.3  pledge the credit of, or otherwise bind or oblige the other
              Party; or

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      15.2.4 commit the other Party in any way whatsoever without in each case obtaining the other Party's prior written consent.

16.   Waiver

      In no event shall any delay failure or omission on the part of any Party in enforcing exercising or pursuing any right, power, privilege, claim or remedy, which is conferred by this Agreement, or arises under this Agreement, or arises from any breach by the other Party to this Agreement of any of its obligations under this Agreement, be deemed to be or be construed as:

      16.1.1 a waiver thereof, or of any other such right power privilege claim or remedy, in respect of the particular circumstances in question; or

      16.1.2 operate so as to bar the enforcement or exercise thereof, or of any other such right, power, privilege, claim or remedy, in any other instance at any time or times afterwards.

17.   Severability

      Any provision of this Agreement which is held invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction

18.   Third Party Rights

      Nothing in this Agreement is intended to confer on any person any right to enforce any term of this Agreement which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

19.   Governing Law

      This Agreement is governed by and shall be construed in accordance with the laws of England and the Parties hereby submit to the non-exclusive jurisdiction of the English Courts .

20.   Transmission of Rights

      Neither Party shall assign the benefit and/or the burden of this Agreement to any third party without the prior written consent of the other.

21.   Variations

      Except as provided herein, this Agreement may not be amended, varied or modified except in writing signed by a duly authorised officer or representative of each of the Parties.

22.   Counterparts

      This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which when so executed shall be an original of this Agreement, and all of which shall together constitute one and the same instrument. Complete sets of counterparts shall be lodged with each Party.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first before written.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

SIGNED by                                            )
for and on behalf of                                 ) J. Kevin Buchi
CEPHALON (UK) LIMITED                                )
in the presence of:                                  )

Mary Lou Geis

SIGNED by                                            )
for and on behalf of                                 ) Adrian Adams
NOVARTIS PHARMACEUTICALS                             )
UK LIMITED                                           )
in the presence of:                                  )

Sally J Shorthose

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                    Schedule

                                  The Products

Brand Name/Active                  Pack Size (SKU)                 Supply Price

Ingredient

PROVIGIL/modafanil                 30 x 100mg                      [**]
                                   tablets

                                   Trademarks

Product        Territory           Class          Registered         Valid until
                                                  number

PROVIGIL       UK                  5              GB1566855          2005

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.